SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 30, 2014
ALERIS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	333-185443 (Commission File Number)	27-1539594 (IRS Employer Identification No.)
25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122
(Address of Principal Executive Offices, including Zip Code)
(216) 910-3400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On October 30, 2014, Aleris Switzerland GmbH, a wholly owned subsidiary of Aleris Corporation (the “Company”), and for the limited purposes specified therein, the Company, entered into an amendment to the employment agreement with Mr. Roelof IJ. Baan, the Company’s Executive Vice President and Chief Executive Officer, Europe and Asia Pacific. Pursuant to the amendment, effective immediately, Mr. Baan shall serve as the Company’s Executive Vice President and Chief Executive Officer, Rolled Products Asia Pacific. In this capacity, Mr. Baan shall be responsible for all business and operational activities with respect to the Asia Pacific region as well as having management authority over the Company’s global aerospace commercial business and the Company’s global research and development function.

The above summary is qualified in its entirety by the amendment, which is filed herewith as Exhibit 10.1.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALERIS CORPORATION

Date: October 30, 2014
/s/ I. Timothy Trombetta
By: I. Timothy Trombetta
Its: Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment No. 3 to the Employment Agreement, dated as of June 1, 2010, as amended, by and among Aleris Switzerland GmbH, Roeland Baan (also known as Roelof IJ. Baan), and for the limited purposes specified therein, Aleris Corporation, dated October 30, 2014.